EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Kingston Mines Ltd. on Form 10-QSB for the quarter ended November 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Thomas Mills, President, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 9, 2008



By:/s/ Thomas Mills
Thomas Mills
President, Treasurer, Secretary and a director
(Chief Executive Officer)
(Principal Financial Officer and Principal Accounting Officer)